EXHIBIT 15.1

To the Stockholders and Board of Directors of FedEx Corporation
We are aware of the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 No. 333-267559) pertaining to the FedEx Corporation 2019 Omnibus Stock Incentive Plan,
(2)Registration Statement (Form S-8 No. 333-234010) pertaining to the FedEx Corporation 2019 Omnibus Stock Incentive Plan,
(3)Registration Statement (Form S-8 No. 333-222198) pertaining to the FedEx Corporation 2010 Omnibus Stock Incentive Plan, as amended, and the FedEx Corporation 2019 Omnibus Stock Incentive Plan,
(4)Registration Statement (Form S-8 No. 333-192957) pertaining to the FedEx Corporation 2010 Omnibus Stock Incentive Plan,
(5)Registration Statement (Form S-8 No. 333-171232) pertaining to the FedEx Corporation 2010 Omnibus Stock Incentive Plan,
(6)Registration Statement (Form S-8 No. 333-45037) pertaining to the FDX Corporation Adjustment Program,
(7)Registration Statement (Form S-8 No. 333-156333) pertaining to the FedEx Corporation Incentive Stock Plan,
(8)Registration Statement (Form S-3 No. 333-273320) of FedEx Corporation and Federal Express Corporation; and
(9)Registration Statement (Form S-4 No. 333-289716) of FedEx Corporation.

of our report dated September 18, 2025, relating to the unaudited condensed consolidated interim financial statements of FedEx Corporation that are included in its Form 10-Q for the quarter ended August 31, 2025.

/s/ Ernst & Young LLP
Memphis, Tennessee
September 18, 2025